STRUCTURING FEE AGREEMENT

     STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of December 21, 2016, between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("merrill Lynch") and First Trust Advisors L.P. ("First Trust").

     WHEREAS, First Trust Senior Floating Rate 2022 Target Term Fund (the "Fund") is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 ACT") and its common shares (the "Common Shares") are registered under the Securities Act of 1933, as amended;

     WHEREAS, First Trust is the investment adviser of the Fund;

     WHEREAS, Merrill Lynch is acting as a lead underwriter in an offering of the Fund's Common Shares (the "Offering"); and

     WHEREAS, First Trust desires to provide additional compensation to Merrill Lynch for providing the advice and services described below;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. In consideration of Merrill Lynch's providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Shares, First Trust shall pay Merrill Lynch a fee equal to $[____] (the "FEE"). The Fee shall be paid on the Closing Date (as defined in the Underwriting Agreement dated December 21, 2016 by and among the Fund and First Trust and each of the Underwriters named in Schedule I therein (the "Underwriting Agreement"), or as otherwise agreed to by the parties. The sum total of all compensation to or reimbursement of underwriters in connection with the Offering, including sales load and all forms of additional compensation, shall not exceed [___]% of the total price of the Fund's Common Shares sold in the Offering.

2. First Trust acknowledges that Merrill Lynch did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3. Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as Merrill Lynch's services to First Trust are not impaired thereby.

4. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Merrill Lynch confirms that should the Offering be terminated, Merrill Lynch may only be reimbursed for reasonable and actual out-of-pocket expenses in accordance with the terms of the Underwriting Agreement.


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5.   First Trust has furnished Merrill Lynch with such information as Merrill
     Lynch believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). First Trust recognizes and confirms that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of First Trust's knowledge, the Information furnished by First Trust, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. First Trust will promptly notify Merrill Lynch if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch pursuant to this
     Section 5.

6. It is understood that Merrill Lynch is being engaged hereunder solely to provide the services described above to First Trust and that Merrill Lynch is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

7. First Trust agrees that Merrill Lynch shall have no liability to First Trust or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of bad faith, gross negligence or willful misconduct on the part of Merrill Lynch. First Trust agrees to the indemnification provisions and other terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

9. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and First Trust and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and First Trust waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. First Trust agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon First Trust and may be enforced in any other courts to the jurisdiction of which First Trust is or may be subject, by suit upon such judgment.

10. This Agreement may not be assigned by either party without the prior written consent of the other party.

11. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and First Trust.

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12.  All notices required or permitted to be sent under this Agreement shall be sent, if to First Trust:

     First Trust Advisors L.P.
     120 East Liberty Drive
     Wheaton, Illinois 60187
     Attention: W. Scott Jardine

     or if to Merrill Lynch:

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     One Bryant Park
     New York, New York 10036
     Attention: Syndicate Department, with a copy to the ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile or electronic transmission, whichever is earlier.

13. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring
Fee Agreement as of the date first above written.

FIRST TRUST ADVISORS L.P.                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


By: _____________________________        By: ________________________________
    Name:                                    Authorized Signatory
    Title:


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                    Merrill Lynch Indemnification Agreement

                                                             December 21, 2016
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

     In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "COMPANY") with the matters set forth in the Structuring Fee Agreement dated December 21, 2016 between the Company and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Merrill Lynch for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith. Promptly as reasonably practicable after receipt by Merrill Lynch of notice of the commencement of any Proceeding, Merrill Lynch will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company
(i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The Company shall be entitled to appoint counsel of the Company's choice at the Company's expense to represent Merrill Lynch in any Proceeding for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by Merrill Lynch or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to Merrill Lynch. Notwithstanding the Company's election to appoint counsel to represent Merrill Lynch in a Proceeding, Merrill Lynch shall have the right to employ one separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent Merrill Lynch would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both Merrill Lynch and the Company and Merrill Lynch shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to Merrill Lynch to


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represent Merrill Lynch within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize Merrill Lynch to employ separate counsel at the expense of the Company. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its partners and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its partners and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, Merrill Lynch shall not be entitled to contribution from the Company if it is determined that Merrill Lynch was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its partners or affiliates and other constituencies, as the case may be, as a result of or in connection with the Agreement bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to Information (as defined in the Agreement) provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Merrill
Lynch, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch's prior written consent, which consent shall not be unreasonably withheld. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Merrill Lynch's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligations of any party arising under or in connection with the Underwriting Agreement (as defined in the Agreement).

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     For clarification, the parties to this Indemnification Agreement agree that the term "affiliate" as used in the definition of "Company" herein does not include any registered investment company, except for the Fund (including any successor by merger or otherwise), for which First Trust Advisors L.P. or any of its affiliates serves as investment adviser.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                                 Very truly yours,

                                                 FIRST TRUST ADVISORS L.P.


                                                 By: __________________________
                                                     Name:
                                                     Title:


Accepted and agreed to as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: _____________________________________
    Authorized Signatory


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